SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 18, 2006

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Norcross Parkway, Norcross, Georgia		30071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2006 Simtrol signed an advisory services agreement with Triton Business Development Services, an Atlanta-based provider of critical business planning, resource and development services.

As part of the agreement, Triton will provide Simtrol a strategic analysis of its business and prospects as well as financial and strategic planning that includes capital formation, structure and funding strategies and an organizational review of the Company’s processes, practices, and procedures.

The term of the agreement is 120 days at which time the contract may be extended by mutual agreement.

Triton’s compensation will consist of cash and Simtrol equity over the term of the agreement. If the Company is able to obtain the consent of its Series A Convertible Preferred stockholders, the Company plans to issue up to 480,000 shares of its common stock to Triton in consideration of its services. The form of equity will be contingent on the Company’s ability to gain approval from the Company Series A Convertible Preferred stockholders. By mutual consent, Simtrol may pay Triton $360,000 in cash in lieu of payment of shares of equity for satisfactory performance during the period of the engagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By: /s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated: October 24, 2006